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                                 EXHIBIT NO. 11
                    COMPUTER PRODUCTS, INC. AND SUBSIDIARIES
                          EARNINGS PER SHARE - PRIMARY
                     FOR THE YEARS ENDED THE FRIDAY NEAREST
                        DECEMBER 31, 1996, 1995 AND 1994
                             (Amounts in Thousands)





                                                                          1996            1995             1994
                                                                       ------------    ------------    -----------
Weighted average shares outstanding                                         23,416          21,881         20,229

Net effect of dilutive stock options -
   based on the treasury stock method
   using average market price                                                1,101           1,197            700
                                                                       ------------    ------------    -----------
Weighted average number of common
   and equivalent shares outstanding                                        24,517          23,078         20,929
                                                                       ============     ===========    ===========

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
                                          EXHIBIT NO. 11 (CONTINUED)
                                     COMPUTER PRODUCTS, INC. AND SUBSIDIARIES
                                        EARNINGS PER SHARE- FULLY DILUTED
                                      FOR THE YEARS ENDED THE FRIDAY NEAREST
                                        DECEMBER 31, 1996, 1995 AND 1994
                                   (Amounts in Thousands Except Per Share Data)



                                                                           1996             1995            1994
                                                                       -------------     -----------     -----------
Shares outstanding                                                           23,850          23,053          20,303

Net effect of dilutive  stock options - based on the treasury stock method using the greater of month end
market price or average market price                                          1,176           1,499           1,063

Assumed conversion of convertible subordinated debentures
                                                                                  -               -           7,218
                                                                       -------------     -----------     -----------
Totals                                                                       25,026          24,552          28,584
                                                                       =============     ===========     ===========

                              * * * * *
Income after taxes                                                          $19,578         $14,117          $6,059

Add convertible debenture interest and amortization,
   net of applicable federal income taxes                                         -             788           2,260
                                                                       -------------     -----------     -----------
                                                                            $19,578         $14,905          $8,319
                                                                       =============     ===========     ===========

Per share amounts                                                         $    0.78       $    0.61         $  0.29
                                                                       =============     ===========     ===========


Net income                                                                  $19,578         $13,720          $6,059

Add convertible debenture interest and amortization,
   net of applicable federal income taxes                                         -             788           2,260
                                                                       -------------     -----------     -----------
                                                                            $19,578         $14,508          $8,319
                                                                       =============     ===========     ===========

Per share amounts                                                         $    0.78       $    0.59         $  0.29
                                                                       =============     ===========     ===========
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